Exhibit 10.18

*****CONFIDENTIAL TREATMENT REQUESTED
ORACLE PARTNERNETWORK
EMBEDDED SOFTWARE LICENSE DISTRIBUTION AGREEMENT
This Embedded Software License Distribution Agreement (“agreement”) includes the terms and definitions set out below and any orders and/or monthly reports you submit. This agreement is not effective until accepted by Oracle. If accepted, Oracle will notify you and the terms of this agreement will govern.
A. Agreement Definitions
“You” and “your” refer to the entity that has entered into this agreement with Oracle USA, Inc. (“Oracle”) to distribute Oracle’s programs with the application package and your majority owned subsidiaries. You warrant that you have the authority to bind your majority owned subsidiaries to the terms of this agreement and any applicable order with Oracle and/or report and further warrant that you shall be responsible for a breach of such terms by your majority owned subsidiaries. The term “programs” refers to the versions of the software products owned or distributed by Oracle set forth on Exhibit A which you order from Oracle for development, trial, or demonstration purposes as provided below, and for distribution to an end user embedded with the application package as provided in this agreement, including program documentation and any program updates acquired through technical support. The term “programs” does not include any Oracle E-Business Suite programs. The term “technical support” consists of Software Updates, Product Support, and/or other annual technical support services you have ordered. The term “services” refers to technical support or other services which you have ordered. The term “distribution rights” refers to the right to duplicate the programs you obtain from Oracle to distribute to an end user embedded with the application package under the terms of this agreement. The term “end user” refers to a third party that is licensed to use the application package with the programs for its own business operations subject to the terms of an end user license agreement as further provided for in this agreement. The term “application program” refers to the application program or physical device developed by you which is developed to run on Oracle and complies with the following requirements: (a) the application program or physical device must be commercially available and must be included in your standard product catalog or price list; (b) the application program or physical device must be accompanied by end user documentation; and (c) the application program or physical device must be commercially available to multiple end users and must not be intended for the exclusive use of a specific end user or groups of end users. The term “application package” refers to your application program, described in the applicable application package registration form, with which the programs are to be embedded and distributed to an end user. You must complete a separate application package registration form for each application package. The term “end user license agreement” refers to a legally binding written agreement (a) granting an and user the right to use the programs, (b) which is compliant with the terms of this agreement, and (c) which becomes effective upon the execution of an order between you and an end user. The term Oracle PartnerNetwork refers to Oracle’s partner program that provides access to specified Oracle services, tools and resources. You can access the Oracle PartnerNetwork at http://partner.oracle.com. The term “embedded” refers to the following requirements, with which the application package must comply:

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

(a)	The programs must be ***** on the application program’s product *****. When loading the software, the application software must *****. The application package must ***** for the programs you are embedding. The end user must not be permitted to *****;

(b)	The application program must be designed and developed *****. You may not ***** for a single end user or a group of end users. All ***** are to be provided *****. The end user must not be permitted to *****;

(c)	All information from the programs must be accessed by the end user either through *****. If you include Oracle or third party reporting tools in the application package, such tools must be *****;

(d)	If the application package must interface with another application or database, the end user is not permitted to *****. You must set up ***** and management of the data transfer must be done through *****;

(e)	If you include Oracle or third party database tools in the *****, such tools must be ***** pursuant to the terms of this agreement. The end user may not be permitted to use such tools to *****;

(f)	You may embed ***** with your application program under the terms of this agreement at no charge only if your application package uses ***** of your application package. You may embed ***** with your application program under the terms of this agreement at no charge only if your application package uses ***** of your application package;

(g)	Program upgrades must be certified and distributed as a component of the application package and the end user shall be unable to upgrade the database or other Oracle program technology versions as a separate component;

(h)	As you deem necessary, you will provide customer service, support, and education for all program operations to the end user. If you discontinue to provide customer service, support, or education for your application package to the end user, Oracle will not be obligated to provide ongoing service, support, or education to the end user. You will notify Oracle of your intention to discontinue any support services provided by you to the end user;

(i)	Only you can access the programs directly for purposes of technical assistance to your end user and such access is limited to providing technical assistance, including troubleshooting, problem resolution, and support assistance. You shall not provide remote or onsite program administration tasks on behalf of the end user that are otherwise prohibited under the terms of this agreement;

(j)	The embedded programs and the application program must be priced together on your standard price list and on the end user’s invoice as the price of the application package, and must not be distributed separately; and

(k)	The embedded Oracle programs must not be distributed with the application program under any other Oracle distribution agreement.
B. Distribution Rights
You must be a member of the Oracle PartnerNetwork in order to distribute programs. Oracle grants you a nonexclusive, nontransferable right to duplicate the programs you order from Oracle under this agreement and a nonexclusive right to distribute such programs to end users pursuant to an end user’s order to you as part of the application package. Prior to distributing programs, you must obtain an order from the end user for the programs ordered, which order and programs shall be subject to a valid end user license agreement. You may distribute only the programs for which you have previously acquired a supported development license. Each distributed program must be used only for the business operations of the end user and must be used only in conjunction with the application package. Each distributed program shall be subject to the terms of this agreement and the terms provided in the end user license agreement. You may distribute the application package to yourself or your affiliated entities and you or such entity shall be

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

considered an end user under this agreement provided that (1) the total fees paid to Oracle for such programs do not exceed 20% of the total fees paid to Oracle under this agreement, (2) you comply with the requirements of Section I (License Agreement), and (3) you report such distribution in accordance with Section H (Reporting). The programs must be embedded with your application program and distributed with your application program and cannot be provided separately. Program documentation for the programs you order and distribute is either shipped with the programs, or the documentation may be accessed online at http://oracle.com/contracts. Some programs also may include any source code Oracle may provide as part of its standard shipment of such programs, which source code shall be governed by the terms of this agreement. You must provide the following legend on the sign on screen of the application package, or if the application package is a physical device, you must provide the legend on the label for the media containing the programs and your application program: “The programs included herein are subject to a restricted use license and can only be used in conjunction with this application.”
C. Development Licenses
You may order development licenses for the programs for your use pursuant to which Oracle grants you a nonexclusive, nontransferable limited license to use the programs to (a) demonstrate, develop or prototype hardware or software products or services for potential commercial distribution with programs, (b) provide technical support for employees and end users solely in connection with the application package, and (c) provide training for the application package to employees and end users who have licensed the application package. Development licenses may not be used for the purpose of developing or administering hardware, software products, or providing services specific to an end user regardless of whether you receive any fees for doing so, unless you are prototyping or providing a proof of concept to secure an end users intent to purchase Oracle programs. Your use of the development licenses shall be subject to the terms of this agreement and the terms provided in the applicable order with Oracle.
D. Trial Licenses
Oracle grants you a nonexclusive license for you and your distributors to distribute to end users a combined total of ***** trial licenses at any one time for the end users’ own internal evaluation purposes (and not for development, prototype, training or technical support purposes). Trial licenses shall be for ***** days and shall be subject to the terms of this agreement and the terms provided in the order. If your end users want to use programs for which they have obtained a trial license for more than ***** days, they must obtain an appropriate license and pay the appropriate fees; you must pay Oracle a fee for any trial licenses that you distribute that extend for more than ***** days. Programs licensed for trial purposes are provided “as is” and Oracle does not provide technical support or any warranties for these programs.
E. Demonstration Licenses
You may order demonstration licenses for the programs for your use pursuant to which Oracle grants you a nonexclusive, nontransferable (except with respect to your distributors as provided

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

in this agreement) license for you and your distributors to use the programs to (a) demonstrate the programs to potential end users solely in connection with the application package and (b) provide training for employees and end users solely in connection with the application package. Demonstration licenses shall be subject to the terms of this agreement and the terms provided in the applicable order with Oracle.
F. Distributors
You may appoint distributors to distribute the programs embedded with your application package as provided under the terms of this agreement. Distributors have no right to make copies of the programs and shall obtain all programs from you. Each distributor must be subject to a legally binding written agreement between you and the distributor that (a) allows the distributor to distribute the application package to end users, (b) contains or incorporates provisions which are equivalent to the terms of this agreement, and (c) permits you to audit your distributors’ activities under such agreement and report such activities to Oracle or assign your right to audit the distributors’ activities to Oracle. In addition, the agreement with your distributors shall require the distributors to distribute the programs subject to terms that are consistent with the terms of this agreement. Any distribution of the programs by your distributors shall be subject to an end user license agreement between you and the end user as set forth in Section I (License Agreement) of this agreement. You shall keep the appointment of each distributor (its name and address) and executed distributor agreements for Oracle to inspect upon request. You shall defend and indemnify Oracle from all claims and for all damages arising out of the activities of your distributors.
G. Ownership and Restrictions
Oracle retains all ownership and intellectual property rights to the programs and anything developed by Oracle and delivered to you resulting from the services. You and each end user may make a sufficient number of copies of each program for the licensed use and one copy of each program media. You may permit your agents and contractors to use the programs for the demonstration and development purposes set forth herein, subject to the terms of this agreement and you are responsible for their compliance with this agreement in such use.
You may not:
•	duplicate and/or distribute the programs unless embedded with the application package;

•	use the programs for your own business operations except as provided in this agreement;

•	remove or modify any program markings or any notice of Oracle’s proprietary rights;

•	rent, lease, or timeshare the programs, or provide subscription services for the programs, or permit your end user to do so (unless such access is expressly permitted for the specific program license the end user has acquired), or distribute the programs in any manner except as provided under this agreement;

•	cause or permit reverse engineering (unless required by law for interoperability), disassembly, or decompilation of the programs;

•	disclose results of any program benchmark tests without Oracle’s prior written consent;

•	engage in any deceptive or misleading practices that may be detrimental to Oracle or to the programs; or

•	permit end users to install the programs separately and independently from the application package.
“Open Source” software — software available without charge for use, modification and distribution — is often licensed under terms that require the user to make the user’s modifications to the Open Source software or any software that the user “combines” with the Open Source software freely available in source code form. If you use Open Source software in conjunction with the programs, you must ensure that your use does not: (i) create, or purport to create, obligations of Oracle with respect to the programs; or (ii) grant, or purport to grant, to any third party any rights to or immunities under Oracle’s intellectual property or proprietary rights in the programs. For example, you may not develop a software program using a program and an Open Source program where such use results in a program file(s) that contains code from both the program and the Open Source program (including without limitation libraries) if the Open Source program is licensed under a license that requires any “modifications” be made freely available. You also may not combine the programs with programs licensed under the GNU General Public License (“GPL”) in any manner that could cause, or could be interpreted or asserted to cause, the programs or any modifications to the programs to become subject to the terms of the GPL.
H. Reporting
In connection with your distribution activities under this agreement, you shall submit monthly reports for programs distributed with the application package to Oracle Corporation or to any majority owned subsidiary of Oracle Corporation, whichever entity has executed this agreement (both of which are referred to in this agreement as an “Oracle group company”) within 20 days of the last day of the month in which the application package is distributed to the end user. You must submit a monthly report even if you do not owe any fees to Oracle for a particular month. In each monthly report you shall provide the following: (1) for those application packages that embed the programs into a physical device: the name of the programs licensed; the name, including date or version, of the applicable end user license agreement; the name, including the date or version, of your agreement with Oracle under which the programs are being distributed; the applicable license metrics, quantity, and term designation; the date of the and user’s order; and the total license and technical support fees payable to the Oracle group company for that month; (2) for those application packages that embed the programs into a software package, the name and address of the end user; the name, including date or version, of the applicable end user license agreement the name, including the date or version, of your agreement with Oracle under which the programs are being distributed; the location to which the programs will be shipped; the date of the end user’s order; the name of the programs licensed; the applicable license metrics and quantity; term designations; and the total license and technical support fees payable to the applicable Oracle group company for that month. Your monthly report must be complete when submitted to Oracle and may not (a) require any concessions (including requiring Oracle to perform any obligations or to incur any liability not set forth in your monthly report) or (b) be changed after it is submitted to Oracle. Oracle may require that you complete standard ordering and/or reporting documentation. Notwithstanding anything to the contrary herein, with Oracle’s prior written approval, you may submit orders to the applicable Oracle group company for programs and/or services ordered and/or distributed instead of submitting monthly reports.
Upon request, you will provide Oracle with a copy of the end user license agreement, and any amendments and documents that together with the end user license agreement form the complete end user license agreement, and any ordering documents or purchase agreements between you and the end user related to the order, with any information reasonably deemed confidential or proprietary removed as the information set forth in such end user license agreement will not be considered confidential information. At a minimum you must provide information related to the programs, including but not limited to, the end user’s name, the programs distributed, the number of users, the license levels, the license grant to the end user, any definitions related to licensing metrics, the date of the order, and any other information reasonably requested by Oracle.
Where (i) the acquisition of programs and/or technical support is financed or leased, or (ii) the end user license agreement or order refers to any payments other than net 30 day payment terms, then you will comply with Oracle’s financing and leasing policies which can be accessed at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet) by ensuring that the end user and any funder have received those policies, and where applicable, have acknowledged that they will comply with those policies.
If Oracle makes an online ordering and/or reporting system available to you, you may place an order or submit a monthly report electronically via email, or through a system designated by Oracle (“online system”). You shall be responsible for designating authorized individuals to submit online electronic orders and/or monthly reports on your behalf (“authorized users”) for Oracle programs through the online system. Authorized users will have the ability to access and place orders and/or submit monthly reports through a userid and assigned passwords for the online system. You warrant that the authorized users have the capacity and authority to place orders and/or submit monthly reports for Oracle programs and to enter into contracts on your behalf, and you acknowledge and agree that Oracle may treat any orders and/or monthly reports that are submitted via email or to the online system using your userid and passwords as orders on your behalf. You agree to take all reasonable steps to ensure the security of the online system userid and passwords and to ensure that unauthorized users do not access or enter the system using your userid and passwords. For any orders placed and/or monthly reports submitted by you for which you issue a purchase order in the ordinary course of your business, you must submit a physical copy of the applicable purchase order to Oracle with your order. Oracle reserves the right to accept or decline any order submitted via email or the online system. Oracle will not be bound by any terms and conditions that you attach or otherwise include in your order and/or monthly report. You agree to waive any future challenge to the validity and enforceability of any order and/or monthly report submitted via email or the online system on the grounds that it was electronically transmitted and authorized.

I. License Agreement
It is your responsibility to ensure that any distribution of the programs and/or services to an end user is subject to a legally binding end user license agreement for the programs and/or services that you distribute to the end user. The end user license agreement must, at a minimum: (1) restrict use of the programs to the scope of the application package and to the business operations of the end user; (2) prohibit (a) the transfer of the programs except for temporary transfer in the event of computer malfunction if the application package embeds the programs in a physical device; (b) the end user from assigning, giving, or transferring the programs and/or any services ordered or an interest in them to another individual or entity (and if your end user grants a security interest in the programs and/or any services, the secured party has no right to use or transfer the programs and/or any services); (c) timesharing, service bureau, subscription service, or rental use of the programs; and (d) title to the programs from passing to the end user or any other party; (3) prohibit the reverse engineering (unless required by law for interoperability), disassembly or decompilation of the programs and prohibit duplication of the programs except for a sufficient number of copies of each program for the end user’s licensed use end one copy of each program media; (4) disclaim, to the extent permitted by applicable law, Oracle’s liability for any damages, whether direct, indirect, incidental, or consequential, arising from the use of the programs; (5) require the end user, at the termination of the agreement, to discontinue use and destroy or return to you all copies of the programs and documentation; (6) prohibit publication of any results of benchmark tests run on the programs; (7) require the end user to comply fully with all relevant export laws and regulations of the United States and other applicable export and import laws to assure that neither the programs, nor any direct product thereof, are exported, directly or indirectly, in violation of applicable laws; (8) notify the end user that the programs are subject to a restricted license and can only be used in conjunction with the application package and that the end user is not permitted to modify the programs; (9) not require Oracle to perform any obligations or incur any liability not previously agreed to between you and Oracle; (10) permit you to audit your end user’s use of the programs and report such use to Oracle or to assign your right to audit the end user’s use of the programs to Oracle; (11) designate Oracle as a third party beneficiary of the end user license agreement; (12) exclude the application of the Uniform Computer Information Transactions Act; and (13) inform the end user that some programs may include source code that Oracle may provide as part of its standard shipment of such programs, which source code shall be governed by the terms of the end user license agreement. You may allow your end users to permit agents or contractors to use the programs on their behalf for the purposes set forth in the end user license agreement, subject to the terms of such agreement provided that such end users are responsible for such agents and contractors compliance with the end user license agreement in such use. You shall be financially responsible for all claims and damages to Oracle caused by your failure to include the required contractual terms set forth above in each end user license agreement between you and an end user. Oracle is a third party beneficiary of any end user license agreement between you and the end user, but does not assume any of your obligations thereunder, and you agree that you will not enter into any end user license agreement that excludes Oracle as a third party beneficiary and will inform your end users of Oracle’s rights.
You agree to inform Oracle promptly if you are aware of any breach of an end user license agreement. You agree to enforce the terms of an end user license agreement between you and an end user if Oracle requests you to do so to protect its interest, or, at Oracle’s request, to assign to Oracle or its designee the right to enforce such agreement.
J. Warranties, Disclaimers and Exclusive Remedies
Oracle warrants that a program will operate in all material respects as described in the applicable program documentation for ***** after delivery. You must notify Oracle of any program warranty deficiency within ***** after delivery. Oracle also warrants that services ordered will be provided in a professional manner consistent with industry standards. You must notify Oracle of any services warranty within ***** from performance of the services described in the order with Oracle.
ORACLE DOES NOT GUARANTEE THAT THE PROGRAMS WILL PERFORM ERROR-FREE OR UNINTERRUPTED, OR THAT ORACLE WILL CORRECT ALL PROGRAM ERRORS. TO THE EXTENT PERMITTED BY LAW, THESE WARRANTIES ARE EXCLUSIVE AND THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
FOR ANY BREACH OF THE ABOVE WARRANTIES, YOUR EXCLUSIVE REMEDY, AND ORACLE’S ENTIRE LIABILITY, SHALL BE: *****.
K. Trial Programs Included With Demonstration and Development License Orders
Oracle may include additional programs with an order for demonstration and development licenses which you may use for trial, non-production purposes only. You may not use the trial programs to provide or attend training provided by you or a third party on the content and/or functionality of the programs. You will have 30 days from the delivery date to evaluate these programs. If you decide to use any of these programs after the 30-day trial period, you must obtain a license for such programs. If you decide not to obtain a license for any programs after the 30-day trial period, you will cease using and will delete any such programs from your computer system. Programs licensed for trial purposes are provided “as is” and Oracle does not provide technical support or offer any warranties for these programs.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

L. Indemnification
If someone makes a claim against you or an end user that any program infringes their intellectual property rights, Oracle will indemnify you and the end user against the claim if you do the following:
•	notify the General Counsel, Legal Department, promptly in writing, not later than 30 days after you receive notice of the claim (or sooner if required by applicable law);

•	give Oracle sole control of the defense and any settlement negotiations; and

•	give Oracle the information, authority, and assistance Oracle needs to defend against or settle the claim.
If Oracle believes or it is determined that any of the programs may have violated someone else’s intellectual property rights, Oracle may choose to either modify the program to be non-infringing (while substantially preserving its utility or functionality) or obtain a license to allow for continued use, or if these alternatives are not commercially reasonable, Oracle may end the license for the applicable program and refund any fees you may have paid for it and any unused, prepaid technical support fees you have paid for the licenses. Oracle will not indemnify you or an end user if you or an end user alter a program or use it outside the scope of use identified in the user documentation or if you or an end user use a version of the program which has been superseded, if the infringement claim could have been avoided by using an unaltered current version of the program which was provided to you. Oracle will not indemnify you to the extent an infringement claim is based upon a program not provided by Oracle. Oracle will not indemnify you or an end user to the extent that an infringement claim is based upon the combination of any program with any products or services not provided by Oracle. This section provides your exclusive remedy for any infringement claims or damages.
If someone makes a claim against Oracle that a program, when used in combination with any product or services provided by you, infringes their intellectual property rights, and such claim would have been avoided by the exclusive use of the program, you will indemnify Oracle.
M. Technical Support
You may order annual technical support for development licenses and demonstration licenses. If ordered or renewed, annual technical support is provided under Oracle’s technical support policies in effect at the time the services are provided. The technical support policies, incorporated in this agreement, are subject to change at Oracle’s discretion; however, Oracle will not materially reduce the level of services provided for supported program licenses during the period for which fees for technical support have been paid. You should review the policies prior to entering into the order for the applicable services. You may access the current version of the technical support policies at http://oracle.com/contracts. Subject to Oracle’s technical support policies, and upon payment of the applicable annual fees for technical support as set forth in Section O (Fees and Taxes), you shall have the right to use Oracle’s technical support services acquired for your supported development licenses to provide technical support to end users, including you or your affiliated entities if you have distributed the application package to you or such entities, provided that you continually maintain technical support for your development licenses. Upon expiration of this agreement, you may continue to use Oracle’s technical support services acquired for your supported development licenses to provide technical support to end users provided that (a) the agreement was not terminated due to your breach of a material term of the agreement; (b) you continuously maintain technical support for the development licenses; (c) you pay all applicable fees and comply with the reporting requirements set forth in this agreement, and (d) you maintain your membership in the Oracle PartnerNetwork. As set forth above, such support is provided under Oracle’s technical support policies in effect at the time the services are provided.
Technical support is effective upon shipment, or if shipment is not required, upon the effective date of the order with Oracle, unless otherwise stated in your order with Oracle. If your order was placed through the Oracle Store, the effective date is the date your order was accepted by Oracle.
You or your distributor will be responsible for any assistance needed to install the application package at end user sites. You are responsible for providing all technical support, training and consultations to distributors and end users. Questions Oracle receives from end users will be referred to you.
In conjunction with your annual payment of technical support fees, you will submit a report providing the name and address of each end user who contracted for or obtained technical support from you, and for each end user, the term of the technical support that is covered by the payment.
N. Term and End of Agreement
This agreement shall begin on the date specified in Oracle’s acceptance confirmation and continue in effect for 2 years. You must keep your membership in the Oracle PartnerNetwork current in order to distribute the programs. If your membership in the Oracle PartnerNetwork expires or is terminated, you will not be permitted to distribute programs until your membership is made current. When this agreement expires or terminates, in order to keep distributing the programs, you must execute the then current version of Oracle’s distribution agreement and the agreement will be subject to acceptance by Oracle, and Oracle may require you to complete certain training and assessment requirements at no charge to Oracle’s satisfaction. If either of us breaches a material term of this agreement and fails to correct the breach within 30 days of written specification of the breach, the other party may terminate this agreement. If Oracle ends this agreement as specified in the preceding sentence or under Section L (Indemnification), you must pay within 30 days all amounts which have accrued prior to the end of this agreement, as well as sums remaining unpaid for programs and/or services received under this agreement plus related taxes and expenses. In addition, if Oracle terminates this agreement as provided under this section, Oracle also may terminate your use of programs, access to technical support and other services ordered as well as the Oracle PartnerNetwork agreement and your membership in the Oracle PartnerNetwork. Except for nonpayment of fees, we each agree to extend the 30-day period for so long as the breaching party continues reasonable efforts to cure the breach. You agree that if you are in default under this agreement, you may not use the programs and/or services ordered. The end users’ rights to use the programs properly distributed by you under this agreement shall survive termination of this agreement, unless such rights are otherwise terminated in accordance with the applicable license agreement. Provisions that survive termination or expiration include those relating to limitation of liability, infringement indemnity, payment, ethical business practices, and others which by their nature are intended to survive.
O. Fees and Taxes
You may place an order or submit a monthly report for programs and/or services with the Oracle group company that has executed this agreement. You agree to pay the applicable Oracle group company a fee for each order placed for programs and/or services ordered and/or distributed under this agreement, as specified in the applicable order with Oracle and/or report. You also agree to pay the applicable Oracle group company a fee for every application package with which the programs are embedded regardless of an end users prior possession or pre-existing license of these programs unless you are shipping Updates for which you are paying fees to Oracle as specified herein. Fees for programs and/or technical support will be paid directly to the entity which entered this agreement and to which you submit monthly reports. You will not be relieved of your obligation to pay any fees owed to Oracle by the nonpayment of such fees by your end user. You are free to determine the fees charged to an end user for program licenses and services. At your option, fees payable to the applicable Oracle group company for programs distributed to end users with the application package will be equal to either option (a) ***** of the applicable license fee for each individual program based on the Oracle global price list in effect at the time you issue a quote or option (b) the percentage of the applicable standard license fee as set forth on Exhibit A for the application package based on your standard commercial price list in effect at the time you issue a quote, incorporated in this agreement, and such fees owed to Oracle will not take into account any discounts you have offered to your end users.
In addition, with regard to fees for technical support provided for perpetual or term licenses when ordered from Oracle, you agree to pay the applicable Oracle group company a technical support fee as set forth on Exhibit B. Technical support may be available to the end user on the date you ship the application package, or the date you distribute the application package to the end user, if shipment is not required. If technical support is ordered and provided by you to an end user, the term for which you must pay fees to Oracle for such technical support shall begin on the last day of the month in which the application package is shipped, or distributed if shipment is not required, and if renewed, on that date in each subsequent year thereafter. If the end user does not continuously maintain technical support for the application package, you will be required to pay reinstatement fees to Oracle in accordance with Oracle’s current technical support policies if the end user wants to reinstate technical support. Fees for technical support are due and payable annually in advance.
You must select one of the above fee options for each application package by completing the Application Package Registration Form attached hereto and your selection will be in effect for the term of this agreement. If you select option (a), to access the Oracle global price list, you must log into the OPN web site at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet) to view the Oracle global price list. It is

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

your responsibility to access the Oracle global price list to obtain current information. If you select option (a), if Oracle’s global price list changes after you issue a valid written quote for program licenses to an end user, for 90 days after the date you submit the quote to the end user, the fee applicable to the programs identified in the quote shall be based on the global price list in effect on the date you submit the quote. If you select option (b), you will provide Oracle with a copy of your current standard commercial application package price list at least twice a year so that Oracle may verify the fees due and payable to Oracle.
Except as provided herein, all fees payable to the applicable Oracle group company (including fees for annual technical support which you provide to end users) are due within *****. If you submit a purchase order to Oracle, fees payable under such purchase order are due within *****. All applicable fees payable to the applicable Oracle group company for demonstration licenses and development licenses you order are due within *****. You also agree to pay any sales, value-added or other similar taxes imposed by applicable law that the applicable Oracle group company must pay based on the programs and/or services you ordered and/or reported, except for taxes based on Oracle’s income. You agree that you and your end user have not relied on the future availability of any programs or services in entering into the payment obligations in your order and/or monthly report. Oracle reserves the right to check your credit rating periodically during the term of this agreement and to modify these payment terms in the event that there is a material change in your credit rating. Fees listed in this agreement are exclusive of value added tax and/or similar sales taxes. Such taxes shall be charged at the appropriate rate by the applicable Oracle group company in addition to its stated fees and shall be shown separately on the relevant invoice. Upon your submission of an order and/or monthly report to the applicable Oracle group company, this payment obligation is non-cancelable, and the sum paid is nonrefundable, is not subject to set-off for any reason, and is not subject to the completion or occurrence or any event after the date your order and/or monthly report is submitted to Oracle.
P. Nondisclosure
By virtue of this agreement, the parties may have access to information that is confidential to one another (“confidential information”). Confidential information shall be limited to the terms and pricing under this agreement, and all information clearly identified as confidential.
A party’s confidential information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on the disclosure; or (d) is independently developed by the other party.
We each agree to hold each other’s confidential information in confidence for a period of three years from the date of disclosure. Also, we agree to disclose confidential information only to those employees or agents who are required to access it in furtherance of this agreement and who are required to protect it against unauthorized disclosure. Nothing shall prevent either party

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

from disclosing the terms or pricing under this agreement or orders submitted under this agreement in any legal proceeding arising from or in connection with the terms of this agreement.
Q. Trademarks and Copyrights
You are authorized to use Oracle’s trademarks and service marks (the “Oracle trademarks”) to refer to the associated Oracle products and services. Your use of the Oracle trademarks shall comply with Oracle’s trademark usage guidelines in effect from time to time, and all goodwill based upon use of the Oracle Trademarks shall inure to Oracle’s benefit. Oracle’s trademark usage guidelines, incorporated in this agreement, are subject to change. You may access Oracle’s trademark usage guidelines at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). You agree not to use Oracle trademarks (including “ORACLE”) or potentially confusing variations (including “ORA”) as a part of your product name(s), service name(s), company name or domain name(s). In marketing, promoting, or licensing the programs, you agree to make it clear that Oracle is the source of the programs. You shall include on all copies of the programs used or distributed by you:
A.	A reproduction of Oracle’s copyright notice; or

B.	A copyright notice indicating that the copyright is vested in you containing the following:
1.	A “c” in a circle and the word “copyright”;

2.	Your name;

3.	The date of copyright; and

4.	The words “All rights reserved.”
Such notices shall be placed on the documentation, the sign-on screen for any software incorporating the programs, and any media containing the programs.
R. Relationships between Parties
In all matters relating to this agreement, you will act as an independent contractor. This agreement does not create a partnership, joint venture, agency, employee/employer relationship, or franchisee/franchisor relationship between the parties. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this agreement shall be construed to limit either party’s right to independently develop or distribute software that is functionally similar to the other party’s product, so long as proprietary information of the other party is not included in such software or used to create such software.

S. Privacy
To the extent this agreement provides Oracle the right to audit or review documents that may have information concerning your end users, or to the extent that you provide Oracle with personal information relating to any employees who are identified as contact persons or otherwise identified under this agreement, where applicable, you agree to have provided all relevant notices to such persons or obtained any consents required to enable you to share this information with Oracle. Oracle will only use the information in manners consistent with those specified in this agreement, required to accomplish its purposes, or otherwise stated at the time Oracle collects such information. Any data provided may be maintained by Oracle in data centers in the United States end may be accessible by Oracle’s global personnel as required for business purposes.
T. URLs
It is your responsibility to regularly monitor all applicable URLs referenced in this agreement. You confirm that you have access to the Internet and confirm that prior to entering into this agreement you have read the policies on the websites referenced above and agree to the terms and conditions set out in those policies. You undertake that you will visit the websites referenced above on a regular basis so that you are aware of any amendments Oracle may make to those policies from time to time.
U. U.S. Government End Users
Oracle programs, including documentation, delivered to U.S. Government end users are “commercial computer software” pursuant to the applicable Federal Acquisition Regulation (“FAR”) and agency-specific supplemental regulations. As such, use, duplication, disclosure, modification, and adaptation of the programs, including documentation, shall be subject to the license and license restrictions set forth in this agreement, and, to the extent applicable, the additional rights set forth in FAR 52.227-19, Commercial Computer Software — Restricted Rights (June 1987).
V. Ethical Business Practices
You acknowledge and agree that you and your owners, directors, officers, employees or agents have not, and will not, make or promise payments of money or anything of value, directly or indirectly, to any government or public international organization officials, political parties, or candidates for political office, for the purpose of obtaining or retaining business or securing any improper advantage, or to any other person or entity if such payment would violate the laws of the country in which made or the laws of the United States. You agree that any violation of this section constitutes just cause for the immediate termination by Oracle of this agreement without any liability to you. You will also indemnify and hold Oracle and its parent company harmless from any claims, fosses and liabilities resulting from any breach of any of your obligations under this section. You agree to comply with the terms of the Oracle Partner Code of Conduct and Business Ethics, which is available at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). The obligations under this section shall survive the termination or expiration of this agreement.

W. Entire Agreement
You agree that this agreement and the information which is expressly incorporated into this agreement by written reference (including reference to information contained in a URL or referenced policy), together with the applicable order and/or monthly report, are the complete agreement for the programs and/or services ordered by you, and that this agreement supersedes all prior or contemporaneous agreements or representations, written or oral, regarding such programs and services. If any term of this agreement is found to be invalid or unenforceable, the remaining provisions will remain effective. It is expressly agreed that the terms of this agreement and any order with Oracle shall supersede the terms in any purchase order or other non-Oracle ordering document and no terms included in any such purchase order or other non-Oracle ordering document shall apply to the programs and/or services ordered. This agreement and any order with Oracle may not be modified and the rights and restrictions may not be altered or waived except in a writing signed or accepted online through an Oracle online ordering system by authorized representatives of you and of Oracle. Any notice required under this agreement shall be provided to the other party in writing.
X. Limitation of Liability
NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF PROFITS, REVENUE, DATA, OR DATA USE. ORACLE’S MAXIMUM LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR YOUR ORDER OR MONTHLY REPORT, WHETHER IN CONTRACT OR TORT, OR OTHERWISE, SHALL BE LIMITED TO THE *****. IN NO EVENT SHALL ORACLE’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE *****.
Y. Export
Export laws and regulations of the United States and other relevant local export laws and regulations apply to the programs. You agree that such export control laws govern your use and distribution of the programs (including technical data) and any services deliverables provided under this agreement, and you agree to comply with all such export laws and regulations (including “deemed export” and “deemed re-export regulations”); additional information can be found on Oracle’s Global Trade Compliance web site located at http://oracle.com/contracts. You agree that no data, information, programs, and/or materials resulting from services (or direct product thereof) will be exported, directly or indirectly, in violation of these laws, or will be used for any purpose prohibited by these laws including, without limitation, nuclear, chemical, or biological weapons proliferation, or development of missile technology.
Z. Other
This agreement is governed by the substantive and procedural laws of the State of California and you and Oracle agree to submit to the exclusive jurisdiction of, and venue in, the courts in

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

San Francisco, San Mateo, or Santa Clara counties in California in any dispute arising out of or relating to this agreement.
If you have a dispute with Oracle or if you wish to provide a notice under Section L (Indemnification) of this agreement, or if you become subject to insolvency or other similar legal proceedings, you will promptly send written notice to: Oracle Corporation, 500 Oracle Parkway, Redwood City, California, United States, 94065, Attention: General Counsel, Legal Department.
You may not assign this agreement or give or transfer the programs and/or any services ordered or an interest in them to another individual or entity. If you grant a security interest in the programs and/or any services deliverables, the secured party has no right to use or transfer the programs and/or any services.
Except for actions for nonpayment or breach of Oracle’s proprietary rights in the programs, no action, regardless of form, arising out of or relating to this agreement may be brought by either party more than two years after the cause of action has accrued.
You agree that the sales process that you use complies with applicable procurement regulations (if the end user is a government entity) and that you will keep accurate books and records in connection with the activities under this agreement. Upon 45 days written notice, Oracle may audit your use and distribution of the programs and your activities under this agreement. You agree to cooperate with Oracle’s audit and provide reasonable assistance and access to information, including but not limited to relevant books, records, agreements, servers, technical personnel, and reporting systems. You agree to pay within 30 days of written notification any fees applicable to your use of the programs in excess of your license rights and underpaid fees. If you do not pay, Oracle can end your technical support, licenses and this agreement or may choose not to accept your application to renew this agreement at such time of renewal. Upon Oracle’s reasonable request, you agree to audit end user(s) and/or distributors and report the findings to Oracle, or assign your right to audit end user(s) and/or distributors to Oracle. You agree that Oracle shall not be responsible for any of your costs incurred in cooperating with this audit.
The Uniform Computer information Transactions Act does not apply to this agreement or any order or monthly report hereunder.
AA. Force Majeure
Neither of us shall be responsible for failure or delay of performance if caused by: an act of war, hostility, or sabotage; act of God, electrical, Internet, or telecommunication outage that is not caused by the obligated party; government restrictions (including the denial or cancellation of any export or other license); other event outside the reasonable control of the obligated party. We both will use reasonable efforts to mitigate the effect of a force majeure event. If such event continues for more than 90 days, either of us may cancel unperformed services upon written notice. This section does not excuse either party’s obligation to take reasonable steps to follow its normal disaster recovery procedures or your obligation to pay for services provided.

BB. License Definitions and Rules
Your use and distribution of the programs is subject to the license definitions and rules, which are incorporated in this agreement, and which are available at http://partner.oracle.com (you must log in, select the Home tab, and select the Manage Your Membership portlet). These license definitions and rules are subject to change, and may contain additional terms regarding the licensing metrics and other rules applicable to the programs but do not modify the terms applicable to your right to distribute the programs.
The effective date of this Agreement shall be March 31, 2006.

PARTNER:	ArcSight, Inc.	ORACLE USA, INC.

PARTNER ADDRESS:	5 Results Way,
Cupertino, CA 95014

PARTNER FAX NO:	(408) 342-1610

Authorized Signature:	/s/ Stewart Grierson	Authorized Signature:	/s/ Abigail Allen

Name:	Stewart Grierson	Name:	Abigail Allen

Title:	CFO	Title:	Manager, License Contracts

Signature Date:	3/30/06	Signature Date:	March 31, 2006

Agreement No:	US-OPN-EMDD-404632-04-31-MAR 06

EXHIBIT A
Discount Schedule

License Fee Rate (Based off of Oracle’s List
Oracle Program	Price)
All Individual Eligible Programs (each program must be licensed separately)	*****

Java Edition	*****

License Fee Rate (Based off of Partner’s List
Oracle Program	Price)
Standard Edition ESL (Includes: Database Standard Edition, Database Standard Edition One, Internet Application Server Standard Edition, Internet Application Server Standard Edition One, Database Personal Edition, Database Lite, Real Application Cluster, Identity Management, and Internet Application Server Java Edition)
*****

Enterprise Edition ESL (Includes: Database Enterprise Edition, Internet Application Server Enterprise Edition, Database Personal Edition, Database Lite, Enterprise Edition Options, Enterprise Managers, Internet Application Server Managers, and Internet Application Server Java Edition)
*****

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

EXHIBIT B
Technical Support Fees
The following fees are expressed as a percentage of cumulative net license fees for every year end users contract for or obtain support from you for the application package*:

Software Updates and
License Term	Product Support
Perpetual	*****
5 year term**	*****
4 year term	*****
3 year term**	*****
2 year term	*****
1 year term	*****

*	The “cumulative net license fees” are the total fees paid or payable by you to Oracle for distribution of the programs pursuant to this agreement.

**	Refer to Oracle’s global price list for the products that may be distributed under this term license.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

AMENDMENT ONE
to the
ORACLE PARTNERNETWORK
EMBEDDED SOFTWARE LICENSE DISTRIBUTION AGREEMENT
between
ARCSIGHT, INC.
and
ORACLE USA, INC.
This document (“Amendment One”) amends the Oracle PartnerNetwork Embedded Software License Distribution Agreement (v110405), between ArcSight, Inc. (“you” and “your”) and Oracle USA, Inc. (“Oracle”), dated March 31, 2006 and any and all amendments thereto (the “agreement”).
The parties hereby agree to amend the agreement as follows:
1.	In D. Trial Licenses, in the first sentence of the section, delete the phrase “***** trial licenses” and replace it with “***** trial licenses”.

2.	In D. Trial Licenses, delete every instance of the phrase “***** days” and replace it with “***** days”.

3.	In H. Reporting, in the first paragraph of the section, in subpart (2) of the third sentence, delete the phrase “, the name and address of the end user”.

4.	In I. License Agreement, in the first paragraph of the section, in the second sentence of the paragraph, delete subpart (2)(b) and replace It with the following:

“(b) the end user from assigning, giving, or transferring the programs and/or any services ordered or an interest in them to another individual or entity (and if your end user grants a security interest in the programs and/or any services, the secured party has no right to use or transfer the programs and/or any services), except that upon written notice to Oracle, provided that technical support has been continuously maintained for the programs, the end user may assign its rights to use the programs under the end user license agreement to an entity that (i) is acquiring all or substantially all of the end user’s assets and assuming all liabilities related to such assets; and (ii) agrees in writing to the terms and conditions of the end user license agreement;”.

5.	In J. Warranties, Disclaimers and Exclusive Remedies, add the following paragraph after the second paragraph of the section:

“Oracle will use reasonable efforts to test programs for viruses. Oracle will also maintain a master copy of the appropriate versions of the programs, free of viruses. If you believe a virus may be present in the delivered programs, then upon your request, Oracle will provide a master copy for comparison with and correction of your copy of the programs.”

6.	In N. Term and End of Agreement, in the first sentence of the section, delete the phrase “2 years” and replace it with “3 years”.

7.	In T. URLs, add the following new sentence after the third (last) sentence of the section:

“In the event of a direct conflict between the terms and conditions of this agreement and the terms of any of the referenced and incorporated policies contained at the URLs specified herein, the terms and conditions of the agreement shall control the parties rights and obligations.”

8.	In X. Limitation of Liability, add the following phrase to the beginning of the second sentence of the section:

“EXCEPT FOR ORACLE’S OBLIGATION TO INDEMNIFY YOU UNDER SECTION L.,”.
Other than the modifications above, the terms and conditions of the agreement remain unchanged and in full force and effect.
The effective date of this Amendment One is March 31, 2006.

ARCSIGHT, INC.		ORACLE USA, INC.

By:	/s/ Stewart Grierson	By:	/s/ Abigail Allen

Name :	Stewart Grierson	Name:	Abigail Allen

Title:	CFO	Title:	Manager, License Contracts
*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

AMENDMENT TWO
to the
ORACLE PARTNERNETWORK
EMBEDDED SOFTWARE LICENSE DISTRIBUTION AGREEMENT
between
ARCSIGHT, INC.
and
ORACLE USA, INC.
This document (“Amendment Two”) amends the Oracle PartnerNetwork Embedded Software License Distribution Agreement (US-OPN-EMBD-404632-04-31-MAR-06), between ArcSight, Inc. (“you” and “your”) and Oracle USA, Inc. (“Oracle”), dated March 31, 2006 and any and all amendments thereto (the “agreement”).
The parties hereby agree to amend the agreement as follows:
1.	Add the following as a new section of the agreement:

“CC. Internet Hosting of ArcSight ESM application package
Notwithstanding the terms of the agreement and pursuant to the terms provided in this section (the “Hosting Option”), you shall have the right to license the programs solely in conjunction with the ArcSight ESM application package, as defined in the Application Package Registration Form, to end users so that such end users may use the application package to provide Internet hosting services to their customers. You may allow your end users to provide access to the application package for their customers’ business operations using the hosted application package, provided that all such use shall be subject to (i) the terms of your license agreement with the end user which meets the requirements of the section entitled “License Agreement”; and (ii) any license quantity, metric restrictions and selection of applicable license type in the end user’s end user license agreement and/or order. You shall prohibit your end users from reselling or assigning their program licenses to their customers and from providing access to their customers to any Oracle programs. You agree to require your end users to be financially responsible to Oracle for all damages or losses resulting from the end users’ and their customers’ breach of these terms.”

Notwithstanding the seventh sentence of the first paragraph of the O. Fees and Taxes, the fees payable to the applicable Oracle group company for programs distributed by you pursuant to the Hosting Option to end users with the ArcSight ESM application package will be equal to ***** of the applicable standard license fee for the ArcSight ESM application program based on your price list current as of the time of license to the end user. The license fee used to calculate the license fees owed to Oracle as described herein will not be less than the fees set forth in the attached ArcSight ESM application price list(s) (“Exhibit A”), which is incorporated by reference, and the fees owed to Oracle will not take into account any discounts you have offered to your end users. Upon Oracle’s request, you will provide Oracle with a copy of your current application price list so that Oracle may verify the fees due and payable to Oracle.”
Other than the modifications above, the terms and conditions of the agreement remain unchanged and in full force and effect.
The effective date of this Amendment Two is November 17, 2006.

ARCSIGHT, INC.		ORACLE USA, INC.

By:	/s/ Stewart Grierson	By:	/s/ Izzy Sanft

Name:	Stewart Grierson	Name:	Izzy Sanft

Title:	CFO	Title:	Manager, License Contracts

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

AMENDMENT THREE
to the
ORACLE PARTNERNETWORK
EMBEDDED SOFTWARE LICENSE DISTRIBUTION AGREEMENT
between
ARCSIGHT, INC.
and
ORACLE USA, INC.
This document (“Amendment Three”) amends the Oracle PartnerNetwork Embedded Software License Agreement (US-OPN-EMBD-404632-04-31-MAR-06) between ArcSight, Inc. (“you” and “your”) and Oracle USA, Inc. (“Oracle”), dated March 31, 2006 and Amendment One and Amendment Two thereto (the “agreement”).
The parties hereby agree to amend the agreement as follows:
1.	In G. Ownership and Restrictions, delete the last paragraph and replace with the following:

“Third party technology may be necessary for use with some Oracle programs and is specified in the program documentation; specific files (which are identified in the program documentation) of such third party technology (collectively the “Open Source Technology”) may be included on the same medium or as part of the download of Oracle programs you receive, but is included on the same medium or as part of the download of Oracle programs you receive, but is licensed under the Mozilla Public License, Common Public License, GNU Lesser General Public License, Netscape Public License or similar royalty-free/open source license (collectively, the “Open Source Licenses”).

This agreement does not modify or abridge any rights or obligations you may have in Open Source Technology under applicable Open Source Licenses; however, to the extent that Open Source Technology is incorporated into an Oracle program, your rights and remedies under this agreement with respect to such Open Source Technology (i.e. indemnification) shall apply, but only for your use of the Oracle program that is in compliance with the terms of this agreement and with the terms of any relevant Open Source License. Any use of Open Source Technology outside of your licensed use of applicable Oracle programs is subject to the rights and obligations under such third party technology’s Open Source License. Open Source Technology programs that are separate from Oracle programs are provided as a courtesy to you and are licensed solely under the relevant Open Source License. Any distribution by you of code licensed under an Open Source License, whether alone or with the Oracle program, must be under the Open Source License.”

2.	In L. Indemnification, in the third paragraph, add the following after the fourth sentence:

“Oracle will not indemnify you or an end user for infringement caused by you or your end users’ actions against any third party if the Oracle program(s) delivered to you and used in accordance with the terms of this agreement do not infringe any third party intellectual property rights.”

3.	In Section CC. Internet Hosting of ArcSight ESM application package (added to the agreement by Amendment Two to the agreement), add the following to the end of the first paragraph:

“Notwithstanding anything to the contrary in this agreement, you and your affiliated entities may not be considered and users under this paragraph (i.e., you and your affiliated entities cannot use the programs to provide internet hosting services for you and your affiliated entities).”
This Amendment Three shall be effective only if the parties execute the Buyout Amendment to the Embedded Software License Distribution Agreement concurrently herewith.
Other than the modifications above, the terms and conditions of the agreement remain unchanged and in full force and effect.
The effective date of this Amendment Three is May 31, 2007.

ARCSIGHT, INC.		ORACLE USA, INC.

By:	/s/ Stewart Grierson	By:	/s/ Douglas W. Doran

Name:	Stewart Grierson	Name:	Douglas W. Doran

Title:	CFO	Title:	Director, License Contracts

BUYOUT AMENDMENT
to the
EMBEDDED SOFTWARE LICENSE DISTRIBUTION AGREEMENT
between
ARCSIGHT, INC.
and
ORACLE USA, INC.
This Buyout Amendment (the “Buyout Amendment”) is between Oracle USA, Inc. (“Oracle”) and ArcSight, Inc. (“you”) and shall be governed by and incorporated into the terms of the Oracle PartnerNetwork Embedded Software License Distribution Agreement (US-OPN-EMBD-404632-04-31-MAR-06) between Oracle and you dated March 31, 2006 and Amendment One, Amendment Two and Amendment Three (which shall be executed simultaneously with this Buyout Amendment) thereto (the “agreement”). This Buyout Amendment shall be effective only if the parties execute Amendment Three to the Embedded Software License Distribution Agreement concurrently herewith.
Any distribution rights granted will be limited to the application package(s) set forth in section 6 of this Buyout Amendment and may not be combined with any additional functionality or additional application programs. If there is a direct conflict between a term of this Buyout Amendment and a term of the agreement with respect to the subject matter of this Buyout Amendment, the term of this Buyout Amendment shall prevail.
The parties hereby agree to amend the agreement as follows:
1. Distribution Rights.
You may distribute perpetual licenses of the embedded programs defined in the application package registration form to new end users, to whom you have never previously distributed the application package in accordance with the agreement and the terms of this Buyout Amendment during the Distribution Term (defined below). You may also distribute licenses for additional incremental usage of the embedded programs to end users to whom you have previously distributed the application package under the agreement or another distribution agreement with Oracle prior to the date of this Buyout Amendment provided that (a) the end user has continuously maintained technical support for the application package previously distributed, (b) if the end user has not continuously maintained technical support for the application package previously distributed, the end user has reinstated technical support for such application package and is currently receiving technical support for the application package previously distributed at the time you distribute additional licenses for additional incremental usage of the embedded programs, or (c) the end user has never contracted for or obtained technical support for the application package previously distributed and you agree that you shall not provide technical support to the end user (i) for the application package previously distributed or (ii) for any licenses for additional incremental usage related to such application package that you distribute under this Buyout Addendum.

You may provide technical support to end users for embedded programs that you distribute only for those programs for which you have previously acquired a supported development license. Your distribution of the embedded programs is subject to the terms of the agreement and this Buyout Amendment. In the event that you do not (a) distribute the embedded programs in accordance with this Buyout Amendment and the agreement or (b) make technical support available to the end users for the application package distributed under this Buyout Amendment for the duration of the Distribution Term, then the Distribution Term and your right to distribute the embedded programs under this Buyout Amendment and to make technical support available for the embedded programs shall terminate, subject to and in accordance with Section N (Term and End of Agreement), following written notice to you by Oracle of the breach and your failure to cure such breach within thirty (30) days of such written notice.
2. License and Technical Support Fees
You agree to pay Oracle the License and Technical Support Fees for the Distribution Term specified below for the right to distribute the embedded programs as set forth in this Buyout Amendment. This fee entitles you to distribute an unlimited number of licenses of the embedded programs during the Distribution Term which is defined below and which shall commence on the effective date of this Buyout Amendment.

License and Technical Support Fees for the Distribution Term	$3,850,009.00

Distribution Term	2 Years
Except as provided in the agreement and this Buyout Amendment, all license and technical support fees payable to the applicable Oracle group company under this Buyout Amendment are due within ***** of the signature date below. This payment obligation is non-cancelable, and the sum paid is nonrefundable, is not subject to set-off for any reason, and is not subject to the completion or occurrence of any event after the signature date of this Buyout Amendment.
Oracle agrees that if, concurrent with the delivery of this Buyout Amendment, you deliver an Oracle Credit Corporation (“OCC”) Payment Plan Agreement and OCC ESL Payment Schedule (“PPA”) that is satisfactory to OCC, then the payment terms in the PPA shall replace the above payment terms to the extent specified in the PPA, and OCC shall pay Oracle as set forth in the PPA. The License and Technical Support Fees for the Distribution Term for the Oracle programs and services that are subject to the PPA will not be considered fully paid until all sums due under the PPA have been paid.
3. Reporting
Notwithstanding anything to the contrary in the agreement, you shall not be required to submit monthly reports to Oracle for the embedded programs distributed under the Buyout Amendment. Upon the earlier of (i) the end of the Distribution Term, or (ii) the date you first fail to meet any of the conditions specified in clauses (a) and (b) of the second paragraph of section 1 above, you
*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

shall furnish Oracle with a report verifying the total number of end user licenses of the embedded programs distributed by you pursuant to this Buyout Amendment. The quantity of licenses distributed pursuant to this Buyout Amendment will be fixed equal to the total number of end user licenses distributed. In addition, such report shall provide the following: the name of the programs licensed; the name and address of the end user; the applicable license metrics and quantity; and the date of the end user’s order.
4. Technical Support
You are responsible for providing all technical support services to distributors and end users. Questions that Oracle receives from end users will be referred to you. You shall have the right to provide technical support to end users to whom you have distributed the embedded programs provided that you continually maintain technical support for your development licenses and subject to the payment of the applicable annual fees for technical support set forth in the agreement and this Buyout Amendment. The License and Technical Support Fees for the Distribution Term set forth above do not include any fees due and payable to Oracle for technical support for any programs distributed by you prior to the effective date of this Buyout Amendment, any fees due and payable to Oracle for technical support for any programs distributed by you under a prior distribution agreement with Oracle, or any fees due and payable to Oracle for technical support for any programs distributed by you under the agreement which are not included in this Buyout Amendment. If Customer delivers a PPA in accordance with section 2 above, technical support fees for the Distribution Term shall be invoiced by Oracle annually in advance in the amount of ***** each year. Annual technical support is provided under Oracle’s technical support policies in effect at the time the services are provided. The technical support policies, incorporated in this agreement, are subject to change at Oracle’s discretion.
As set forth above, in the event that you do not make annual technical support available to end users for the duration of the Distribution Term, then your rights to distribute the programs shall immediately terminate as provided above and your right to provide technical support services to end users shall also immediately terminate.
Following the end of the Distribution Term, you may continue to renew technical support for the embedded programs and provide technical support to your end users of such programs provided that you continuously maintain technical support for the development licenses, you pay all applicable fees set forth in this agreement, and you maintain your membership in the Oracle PartnerNetwork. Following the end of the Distribution Term, renewal of annual technical support services shall be provided in accordance with Oracle’s then-current technical support policies and the terms of the agreement and this Buyout Amendment. If one hundred percent (100%) of your install base (defined below) is receiving technical support from you, the renewal fee for the first year for technical support for the embedded programs shall be equal to the total technical support fees amount for the last year of the Distribution Term plus the percentage of such amount that is equal to Oracle’s then current technical support annual percentage increase, which shall not exceed *****, of such amount (“100% renewal fee”). Sixty (60) days prior to the end of the Distribution Term, you shall submit a written certification to Oracle verifying the
*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

percentage of your install base that you are providing technical support to (“Supported Install Base”). Notwithstanding anything to the contrary in the agreement, upon receipt of your certification, Oracle will calculate your annual technical support fee for the embedded programs for the first year following the end of the Distribution Term as follows: the Supported Install Base multiplied by the 100% renewal fee (as defined above). After the first year following the end of the Distribution Term, renewal of annual technical support services for embedded programs shall be provided in accordance with Oracle’s then current technical support services for the embedded programs shall be provided in accordance with Oracle’s then current technical support policies and the terms of the agreement. As used herein, the term “install base” shall mean the total number of end users to whom you have distributed the embedded programs during the Distribution Term.
Renewal fees for technical support shall be invoiced by Oracle annually in advance. Fees for technical support shall be due and payable in advance thirty (30) days from date of invoice. Your payment obligations for technical support fees is non-cancelable, and the sum paid is nonrefundable, is not subject to set-off for any reason, and is not subject to the completion of occurrence of ay event after the signature date of this Buyout Amendment.
5. Term
The term of this Buyout Amendment shall commence on its signature date below and shall be valid for the Distribution Term unless terminated earlier as provided herein or in the agreement. Notwithstanding anything to the contrary in the agreement, this Buyout Amendment may not be extended or renewed, unless the parties agree in writing. You understand and agree that you may not continue to distribute the programs with this application program defined herein after the expiration or termination of the Distribution Term unless and until new terms and pricing have been agreed in writing by both parties. In the event that the term of the agreement expires before the term of this Buyout amendment then the term of the agreement shall be extended for the remainder of the term of the Buyout Amendment.
6. Application Packages
Your distribution of the embedded programs under this Buyout Amendment applies only to the application packages identified below and described in the relevant APRF:
List of Application Packages
ArcSight ESM
ArcSight Logger
7. Agreement Definitions.
Amend section A of the agreement, Agreement Definitions, as follows:
a. Delete the definition of the term “embedded” and replace with the following:

The term “embedded refers to the following requirements, with which the application package must comply:
(i) The programs must be ***** on the application program’s product *****. When loading the software, the application software must *****. If ***** is available as an installer for one or more of the programs then those programs must be *****. The application package must ***** for the programs you are embedding. The end user must not be permitted to *****;
(ii) The application program must be designed and developed *****. You may not ***** for a single end user or a group of end users. All ***** are to be provided *****. The end user must not be permitted to *****;
(iii) All information from the programs must be accessed by the end user either through *****. If you include Oracle or third party reporting tools in the application package, such tools must be *****;
(iv) If the application package must interface with another application or database, the end user may not be permitted to *****. *****, you must set up ***** and management of the data transfer must be done through *****;
(v) If you include Oracle or third party database tools in the *****, such tools must be ***** pursuant to the terms of this agreement. The end user may not be permitted to use such tools to *****;
(vi) You may embed ***** with your application program under the terms of this agreement at no charge only if your application package uses ***** of your application package;
(vii) Program upgrades must be certified and distributed as a component of the application package and the end user shall be unable to upgrade the database or other Oracle program technology versions as a separate component;
(viii) As you deem necessary, you will provide customer service, support, and education for all program operations to the end user. If you discontinue providing customer service, support, or education for your application package to the end user, Oracle will not be obligated to provide ongoing service, support or education to the end user. You will notify Oracle of your intention to discontinue any support services provided by you to the end user;
(ix) Only you can access the programs directly for purposes of technical assistance to your end user and such access is limited to providing technical assistance, including troubleshooting, problem resolution, and support assistance. You shall not provide remote or onsite program administration tasks on behalf of the end user that are otherwise prohibited under the terms of this agreement;
(x) The embedded programs and the application program must be priced together on your standard price list and on the end user’s invoice as the price of the application package, and must not be distributed separately; and
(xi) The application program(s) described on the applicable application package registration form and with which the programs are embedded must not be distributed under any other Oracle distribution agreement.
Other than the modifications above, the terms and conditions of the agreement remain unchanged and in full force and effect. The effective date of this Buyout Amendment is May 31, 2007.
This Buyout Amendment shall be valid only if executed by both parties on or before May 31, 2007.

PARTNER: ARCSIGHT, INC.		ORACLE USA, INC.

Authorized Signature:	/s/ Stewart Grierson	Authorized Signature:	/s/ Douglas W. Doran

Name:	Stewart Grierson	Name:	Douglas W. Doran

Title:	CFO	Title:	Director, License Contracts

Signature Date:	5/31/2007	Signature Date:	6/1/2007
*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.